Exhibit 99.1

STAG INDUSTRIAL ANNOUNCES SECOND QUARTER

2015 RESULTS

Boston, MA — July 23, 2015 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a real estate investment trust focused on the acquisition and operation of single-tenant, industrial properties throughout the United States, today announced its financial and operating results for the second quarter 2015.

“The second quarter marked continued progress on all operational fronts,” said Ben Butcher, Chief Executive Officer of the Company.  “From the apparent, such as strong acquisitions, continued pipeline growth, robust leasing activity, and a very successful inaugural investor day, to the less apparent, such as the continued development of our people, systems, and processes, STAG’s business and its execution are stronger now than at any point in the Company’s history.”

Second Quarter Highlights:

•                  Generated Cash NOI of $43.4 million compared to $33.7 million for the second quarter of 2014, an increase of 29.0%. For the six months ended June 30, 2015, Cash NOI increased 29.3% in the aggregate compared to the same period last year.

•                  Generated Core FFO of $24.7 million compared to $20.3 million for the second quarter of 2014, an increase of 21.7%. This represents $0.36 of Core FFO per diluted share for the second quarter of 2015. For the six months ended June 30, 2015, Core FFO increased 23.1% in the aggregate compared to the same period last year.

•                  Acquired 12 industrial buildings consisting of approximately 1.6 million square feet for $83.8 million. In the aggregate, the properties were purchased for an 8.4% capitalization rate. The acquired buildings were 94.0% occupied at closing.

•                  Closed or under price agreement on a total of $381 million of acquisitions year-to-date, representing over 80% of the Company’s $450 million target for 2015.

•                  Achieved quarter-end occupancy on the Company’s portfolio of 95.0%, executing leases for approximately 2.1 million square feet. Achieved an increase in cash and GAAP rent of 2.8% and 8.5%, respectively, for the quarter’s leasing activity.

•                  Experienced 29.2% retention for 468,169 square feet of leases expiring in the quarter, as one tenant moved out in a quarter of extraordinarily low lease expirations. Achieved a retention rate of 68.8% for 3.8 million square feet over the trailing 12 months ended June 30, 2015.  Achieved an increase in cash and GAAP rent of 3.9% and 10.0%, respectively, for the quarter’s renewals.

•                  Raised gross proceeds of $61.7 million of equity at a weighted average price of $21.36 per share through the Company’s ATM programs.

•                  On May 4, 2015, received an upgrade from Fitch Ratings on the Company’s investment grade rating to BBB.

•                  On June 3, 2015, held inaugural Investor Day. The event was attended by over 60 industry professionals and included a full day of presentations and property tours. The audio replay of the presentation, with accompanying slides, is available in the Investor Relations section of the Company’s website at www.stagindustrial.com or through the following link: http://ir.stagindustrial.com/corporateprofile.aspx?iid=4263385

•                  On May 4, 2015, increased the monthly common stock dividend by 2.2% to $0.1150 per share.

The Company will host a conference call tomorrow to discuss the quarter’s results and provide future estimates regarding acquisitions, asset management, capital markets, and corporate activities. Details of the call can be found at the end of this release.

Key Financial Measures

For the three months ended June 30, 2015, Cash NOI was $43.4 million, which represents growth of 29.0% as compared to the three months ended June 30, 2014. Contributions to the growth in Cash NOI include $9.3 million related to acquisition volume and $0.4 million from same store growth over the comparison period. Adjusting Cash NOI to account for the timing of acquisitions, stabilized run rate Cash NOI would have been $44.4 million for the three months ended June 30, 2015.

Adjusted EBITDA was $36.5 million for the three months ended June 30, 2015, which represents growth of 26.1% over the three months ended June 30, 2014. Included in Adjusted EBITDA is General and Administrative expenses which increased 37.7% as compared to the three months ended June 30, 2014 when excluding non-recurring Consultant Services of $2.8 million. This growth is primarily related to the expansion of the Company’s platform as the Company continues to prepare for future growth and a change in the vesting period of non-cash compensation awards.

For the three months ended June 30, 2015, Core FFO was $24.7 million, which represents growth of 21.7% as compared to the three months ended June 30, 2014. On a diluted, per share basis, Core FFO was flat over the same comparison period, primarily driven by the increase in General and Administrative expenses included in Adjusted EBITDA.

Net Loss for the three months ended June 30, 2015 was $5.2 million. Included in Net Loss is Depreciation and Amortization expense of $27.3 million and a Loss on Impairment of $2.6 million related to a vacant, legacy building.  The Company entered into a contract to sell this asset prior to June 30, 2015. Based on management’s assessment of the various hold and sell scenarios, management determined that its investment in the property was impaired.  Accordingly, the property was written down to its estimated fair value resulting in a Loss on Impairment of $2.6 million for the quarter ended June 30, 2015.

Definitions of Cash NOI, Adjusted EBITDA, Core FFO, FFO, and Adjusted FFO, all non-GAAP financial measures, together with reconciliations to Net Income (Loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.

The Company’s key financial measures are noted in the chart below:

KEY FINANCIAL MEASURES (1)

	Three months ended June 30,			Six months ended June 30,
Metrics	2015	2014	% Change	2015	2014	% Change
($000,000s, except per share data)
Cash Net Operating Income	$43.4	$33.7	29.0%	$84.8	$65.6	29.3%
Adjusted EBITDA	$36.5	$28.9	26.1%	$71.0	$56.5	25.8%
Core FFO	$24.7	$20.3	21.7%	$48.4	$39.3	23.1%
Core FFO per share / unit - diluted	$0.36	$0.36	0.0%	$0.71	$0.72	-1.4%
AFFO	$25.1	$20.6	21.4%	$50.0	$39.9	25.4%
Net Loss	$(5.2)	$(2.7)	96.1%	$(6.7)	$(2.6)	151.6%

(1) See Non-GAAP Financial Measures and Other Definitions section for definition

Acquisition & Disposition Activity

The Company has closed or is under price agreement on a total of $381 million of acquisitions year-to-date. This represents over 80% of the Company’s targeted 2015 acquisitions volume of $450 million.

During the three months ended June 30, 2015, the Company acquired 12 industrial buildings consisting of approximately 1.6 million square feet for $83.8 million for an 8.4% capitalization rate. The acquired buildings were 94.0% occupied at closing.

The chart below details the acquisition activity for the three months ended June 30, 2015:

SECOND QUARTER 2015 ACQUISITIONS

Location (CBSA) (1)	Date Acquired	Square Feet	Buildings	Purchase Price (MM) (2)	Remaining Lease Term (Years)	Occupancy at Acquisition
Detroit-Warren-Livonia, MI	4/08/2015	125,214	1	$6.0	3.1	100.0%
Cleveland-Elyria-Mentor, OH	4/17/2015	75,000	1	4.4	3.6	100.0%
Boston-Cambridge-Quincy, MA-NH	4/23/2015	250,213	2	10.7	7.2	100.0%
Oklahoma City, OK	5/08/2015	223,340	1	12.1	10.9	56.0%
Knoxville, TN	5/15/2015	166,000	1	5.0	3.0	100.0%
Knoxville, TN	5/15/2015	108,400	1	4.7	3.6	100.0%
Dayton, OH	6/10/2015	258,680	1	9.1	5.6	100.0%
El Paso, TX	6/18/2015	126,456	1	9.7	10.0	100.0%
Charlotte-Gastonia-Rock Hill, NC-SC	6/25/2015	123,333	1	7.5	4.0	100.0%
Phoenix-Mesa-Glendale, AZ	6/25/2015	102,747	1	9.5	7.0	100.0%
Rockford, IL	6/29/2015	80,000	1	5.1	3.8	100.0%
Total/Weighted Average		1,639,383	12	$83.8	6.0	94.0%

(1) Core based statistical area

(2) Excludes property acquisition costs

During the six months ended June 30, 2015, the Company acquired 17 industrial buildings consisting of approximately 3.1 million square feet for $180.9 million. The chart below details the acquisition activity during the six months ended June 30, 2015:

2015 ACQUISITION ACTIVITY

	Square Feet	Buildings	Purchase Price (MM) (1)	Remaining Lease Term (Years)	Capitalization Rate (2)
Q1	1,485,717	5	$97.1	5.7	8.0%
Q2	1,639,383	12	83.8	6.0	8.4%
Total/Weighted Average	3,125,100	17	$180.9	5.8	8.2%

(1) Excludes property acquisition costs

(2) See Non-GAAP Financial Measures and Other Definitions section for definition

Subsequent to quarter-end and through July 22, 2015, the Company acquired an additional industrial building consisting of 201,670 square feet for $12 million. These buildings were under contract as of June 30, 2015.  As of July 22, 2015, the Company had entered into contracts to acquire another 22 industrial buildings for $142 million. The Company also executed non-binding letters of intent (“LOI”) to acquire four additional industrial buildings for $46 million. In the aggregate, the Company has acquired and is in the process of acquiring an additional 27 industrial buildings for $200 million subsequent to quarter-end.

As of July 22, 2015, the Company’s pipeline of potential acquisitions is $1.8 billion across 166 industrial buildings.  The pipeline is a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process.  The pipeline also includes transactions under contract and transactions with non-binding LOIs.

The purchase and sale agreements for the properties under contract are subject to satisfaction of closing conditions, and the properties under LOI require the negotiation and execution of definitive purchase and sale agreements.  There can be no assurance that any of the properties under contract or LOI will be acquired on the terms anticipated or at all.  In addition, there can be no assurance that the Company will achieve its targeted acquisition level for 2015.

There were no dispositions during the quarter.

Leasing Activity

During the three months ended June 30, 2015, the Company executed 15 leases consisting of approximately 2.1 million square feet. The chart below details the leases signed:

SECOND QUARTER 2015 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term	Base Rent $/PSF	Lease Commissions $/PSF	Tenant Improvements $/PSF	Total Costs $/PSF	Cash Rent Change (1)	GAAP Rent Change (1)
New Leases	385,295	8.7	$5.09	$0.57	$1.37	$1.94	35.1%	37.8%
Renewal Leases	1,346,025	4.6	3.71	0.39	0.28	0.67	-2.1%	4.2%
Total /Weighted Avg. New & Renewal	1,731,320	5.5	$4.02	$0.43	$0.52	$0.95	2.8%	8.5%
Temporary Leases	365,320
Total Leasing Activity	2,096,640

(1)         Rent change for new leases where there were no prior comparable leases, due to extended downtime or materially different lease structures, are excluded (two leases / 176,000 SF)

During the six months ended June 30, 2015, the Company executed 24 leases consisting of approximately 2.6 million square feet, including 552,495 square feet of new leases, 1.5 million square feet of renewal leases, and 610,600 square feet of temporary leases. The chart below details the leasing activity:

2015 LEASING ACTIVITY

Quarter	New Square Feet	Renewal Square Feet	Temporary Leases	Total Leasing Activity Square Feet
Q1	167,200	136,653	245,280	549,133
Q2	385,295	1,346,025	365,320	2,096,640
Total	552,495	1,482,678	610,600	2,645,773

Experienced 29.2% retention for 468,169 square feet of leases expiring in the quarter as one tenant moved out in a quarter of extraordinarily low lease expirations. The retention rate for the six months ended June 30, 2015 was 55.9% for 1.1 million square feet. Achieved a retention rate of 68.8% for 3.8 million square feet over the trailing 12 months ended June 30, 2015. The rental rate on the renewed leases expiring in the second quarter increased 3.9% on a cash basis and 10.0% on a GAAP basis. The chart below details the retention activity:

2015 RETENTION (1)

Quarter	Expiring Square Footage	Retained Square Footage	W.A. Lease Term (Years)	Retention Rate	Cash Rent Change	GAAP Rent Change
Q1	1,528,723	979,987	3.5	64.1%	6.7%	9.6%
Q2	468,169	136,789	3.8	29.2%	3.9%	10.0%
Total / Weighted Average	1,996,892	1,116,776	3.6	55.9%	6.3%	9.6%

(1) See Non-GAAP Financial Measures and Other Definitions section for definition

Subsequent to quarter-end and through July 22, 2015, the Company has executed three leases consisting of 229,891 square feet.

Portfolio Highlights

The Company’s occupancy rate at the end of the second quarter was 95.0% compared to the first quarter occupancy level of 94.4%, representing an increase of 0.6%. The Company’s portfolio, inclusive of acquisitions and dispositions, totaled approximately 50.0 million square feet as of June 30, 2015, representing an increase in square footage of 21.3% since June 30, 2014.  The chart below details the portfolio characteristics:

PORTFOLIO CHARACTERISTICS

	June 30, 2015	June 30, 2014
Square Feet	49,954,019	41,197,524
Occupancy	95.0%	94.5%
# of Tenants	242	202
Average Lease Size (square feet)	167,756	168,580
Average Building Size (square feet)	188,506	186,414
Average Building Age (years)	28	28
Average Clear Height (1)	27’	27’

(1) Excludes flex / office buildings

The chart below details the Company’s market exposure:

BUILDINGS BY LOCATION CLASSIFICATION

Location	Square Footage		Occupancy		Annualized Base Rental Revenue (1)
Classification (1)	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Primary	21.0%	15.2%	97.3%	94.6%	21.1%	14.7%
Secondary	64.1%	66.3%	94.1%	93.6%	64.6%	66.8%
Tertiary	14.9%	18.5%	95.8%	97.7%	14.3%	18.5%
TOTAL	100.0%	100.0%	95.0%	94.5%	100.0%	100.0%

(1) See Non-GAAP Financial Measures and Other Definitions section for definition

The chart below details the Company’s tenant credit profile:

TENANT CREDIT PROFILE (1)

	June 30, 2015	June 30, 2014
Tenants Publicly Rated	57.2%	57.8%
Tenants Rated Investment Grade	27.1%	29.0%
Tenant Revenue > $100 Million	89.7%	87.3%
Tenant Revenue >$ 1 Billion	60.9%	58.6%

(1) Percentages based on annualized base rental revenue and includes tenants, guarantors, and / or non-guarantor parents;

see Non-GAAP Financial Measures and Other Definitions section for definition.

Liquidity, Capital Markets Activity, and Financial Statistics

On May 4, 2015, Fitch Ratings upgraded its investment grade rating to BBB for STAG Industrial, Inc. and its operating partnership STAG Industrial Operating Partnership L.P. In addition, Fitch Ratings upgraded the preferred stock to BB+.

As of June 30, 2015, the Company had total immediate liquidity of $375 million, comprised of $12 million of cash and $363 million of immediate availability on the Company’s unsecured credit facility and unsecured term loan. This liquidity is sufficient to address the Company’s remaining anticipated 2015 acquisitions.

As of June 30, 2015, the Company’s enterprise value was approximately $2.3 billion comprised of $1.4 billion of equity market capitalization, $139 million of preferred equity and total debt of $765 million.

As of June 30, 2015, the Company had approximately $765 million of debt outstanding with a weighted average remaining term of 7.1 years and a weighted average interest rate of 4.4%. All of the outstanding floating rate debt is fixed through interest rate swaps as of June 30, 2015.

The chart below details the Company’s debt capital structure and financial ratios:

DEBT CAPITAL STRUCTURE AND FINANCIAL RATIOS

	June 30, 2015		June 30, 2014
Total Debt ($000s)	$764.9		$558.8
Weighted Average Duration (years)	7.1		4.5
Weighted Average Interest Rate	4.42%		3.76%
% Secured	30%		40%
% Maturing Next 12 Months	0.4%		0.0%
Net Debt to Real Estate Cost Basis (1)	38.2%		36.9%
Total Debt to Enterprise Value	32.8%		27.0%
Net Debt to Annualized Run Rate Adjusted EBITDA (2)	5.0	x	4.6	x
Interest Coverage Ratio (3)	4.2	x	5.3	x

(1) Real estate cost basis is equal to the book value of rental property and deferred leasing intangibles, exclusive of the related accumulated depreciation and amortization

(2) See Non-GAAP Financial Measures and Other Definitions section for definition.

(3) Adjusted EBITDA divided by interest expense less non-cash portion of interest expense

During the three months ended June 30, 2015, the Company issued 2.9 million shares of common stock under its ATM programs realizing gross proceeds of $61.7 million. The Company has one ATM program with a total of $110 million of additional issuance capacity.  The chart below details the ATM activity:

2015 ATM ACTIVITY

ATM	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds (MM)	Net Proceeds (MM)
Q1	417,115	$24.29	$10,133	$9,981
Q2	2,888,282	21.36	61,694	60,768
Total/Weighted Average	3,305,397	$21.73	$71,827	$70,749

During the six months ended June 30, 2015, the Company raised $93.7 million of equity consisting of $71.8 million in proceeds raised through the ATM programs and $21.9 million of Common Units in the Operating Partnership (“OP Units”) privately placed in connection with an acquisition. The Company continues to utilize its ATM programs as its primary source of equity capital. The Company expects to continue to rely on the ATM programs in the future as its primary source of equity and will execute discrete follow-on offerings as required and available. The Company also intends to increase its use of the OP Unit transactional structure to acquire properties as it provides the Company an attractive avenue to efficiently raise equity capital.

Dividends

On May 4, 2015 the Board of Directors declared an increase in the monthly dividend of 2.2% to $0.1150 per share effective July 2015.

Subsequent to quarter-end, on July 21, 2015, the Company’s Board of Directors declared the monthly dividend of $0.1150 per share for the months of October, November, and December. The chart below details the common dividends declared:

Q3 & Q4 2015 COMMON DIVIDENDS DECLARED

Month	Record Date	Payment Date	Dividend
July 2015	July 31, 2015	August 17, 2015	$0.1150
August 2015	August 31, 2015	September 15, 2015	$0.1150
September 2015	September 30, 2015	October 15, 2015	$0.1150
October 2015	October 30, 2015	November 16, 2015	$0.1150
November 2015	November 30, 2015	December 15, 2015	$0.1150
December 2015	December 31, 2015	January 15, 2016	$0.1150

Subsequent to quarter-end, on July 21, 2015, the Company’s Board of Directors declared the third quarter preferred stock dividends for its 9.0% Series A Cumulative Redeemable Preferred Stock (NYSE: STAG Pr A) (“Series A Preferred”) and its 6.625% Series B Cumulative Redeemable Preferred Stock (NYSE: STAG Pr B) (“Series B Preferred”). The quarterly dividend for the Series A Preferred is $0.5625 per share, which equates to $2.25 per share on an annualized basis, and the quarterly dividend for the Series B Preferred is $0.4140625 per share, which equates to $1.65625 per share on an annualized basis. The record date for the preferred stock dividends is September 15, 2015, and the dividends are payable September 30, 2015.

The Company’s dividend policy is set by the Board of Directors, which considers, among other factors, a combination of (i) REIT distribution requirements and (ii) recurring, distributable, cash income.

Conference Call

The Company will host a conference call tomorrow, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers, (858) 384-5517.  The passcode for the replay is 13614055.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/corporateprofile.aspx?iid=4263385

Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Presentations” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	June 30, 2015	December 31, 2014
Assets
Rental Property:
Land	$213,732	$191,238
Buildings and improvements, net of accumulated depreciation of $129,332 and $105,789, respectively	1,213,895	1,118,938
Deferred leasing intangibles, net of accumulated amortization of $176,789 and $146,026, respectively	256,413	247,904
Total rental property, net	1,684,040	1,558,080
Cash and cash equivalents	11,530	23,878
Restricted cash	7,959	6,906
Tenant accounts receivable, net	19,407	16,833
Prepaid expenses and other assets	24,810	22,531
Interest rate swaps	1,897	959
Due from related parties	99	130
Total assets	$1,749,742	$1,629,317
Liabilities and Equity
Liabilities:
Unsecured credit facility	$87,000	$131,000
Unsecured term loans	150,000	150,000
Unsecured notes	300,000	180,000
Mortgage notes payable	227,904	225,347
Accounts payable, accrued expenses and other liabilities	23,778	21,558
Interest rate swaps	1,117	873
Tenant prepaid rent and security deposits	12,085	11,480
Dividends and distributions payable	8,032	7,355
Deferred leasing intangibles, net of accumulated amortization of $7,916 and $6,565, respectively	10,090	10,180
Total liabilities	820,006	737,793
Equity:
Preferred stock, par value $0.01 per share, 10,000,000 shares authorized,
Series A, 2,760,000 shares (liquidation preference of $25.00 per share) issued and outstanding at June 30, 2015 and December 31, 2014	69,000	69,000
Series B, 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at June 30, 2015 and December 31, 2014	70,000	70,000
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 67,925,438 and 64,434,825 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	679	644
Additional paid-in capital	1,010,379	928,242
Common stock dividends in excess of earnings	(258,897)	(203,241)
Accumulated other comprehensive income (loss)	97	(489)
Total stockholders’ equity	891,258	864,156
Noncontrolling interest	38,478	27,368
Total equity	929,736	891,524
Total liabilities and equity	$1,749,742	$1,629,317

CONSOLIDATED STATEMENTS OF OPERATIONS

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenue
Rental income	$45,220	$35,203	$88,470	$69,321
Tenant recoveries	7,485	6,279	15,072	11,695
Other income	131	200	283	409
Total revenue	52,836	41,682	103,825	81,425
Expenses
Property	10,071	8,606	20,316	16,591
General and administrative	7,495	8,283	15,024	13,758
Property acquisition costs	1,187	688	1,505	1,247
Depreciation and amortization	27,257	20,769	53,386	40,623
Loss on impairment	2,645	—	2,645	—
Other expenses	478	193	666	430
Total expenses	49,133	38,539	93,542	72,649
Other income (expense)
Interest income	2	4	5	8
Interest expense	(8,933)	(5,813)	(16,943)	(11,479)
Gain on sale of rental property	—	—	—	50
Total other income (expense)	(8,931)	(5,809)	(16,938)	(11,421)
Net loss from continuing operations	$(5,228)	$(2,666)	$(6,655)	$(2,645)
Net loss	$(5,228)	$(2,666)	$(6,655)	$(2,645)
Less: Loss attributable to noncontrolling interest after preferred stock dividends	(397)	(310)	(592)	(766)
Net loss attributable to STAG Industrial, Inc.	$(4,831)	$(2,356)	$(6,063)	$(1,879)
Less: preferred stock dividends	2,712	2,712	5,424	5,424
Less: amount allocated to unvested restricted stockholders	95	83	196	171
Net loss attributable to common stockholders	$(7,638)	$(5,151)	$(11,683)	$(7,474)
Weighted average common shares outstanding — basic and diluted	65,285,388	52,865,801	64,788,561	49,023,985
Loss per share — basic and diluted
Loss from continuing operations attributable to common stockholders	$(0.12)	$(0.10)	$(0.18)	$(0.15)
Loss per share — basic and diluted	$(0.12)	$(0.10)	$(0.18)	$(0.15)

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
NET OPERATING INCOME RECONCILIATION
Net loss	$(5,228)	$(2,666)	$(6,655)	$(2,645)
Asset management fee income	(98)	(151)	(215)	(320)
General and administrative	7,495	8,283	15,024	13,758
Property acquisition costs	1,187	688	1,505	1,247
Depreciation and amortization	27,257	20,769	53,386	40,623
Interest income	(2)	(4)	(5)	(8)
Interest expense	8,933	5,813	16,943	11,479
Loss on impairment	2,645	—	2,645	—
Other expenses	478	193	666	430
Gain on sale of rental property	—	—	—	(50)
Corporate sub lease rental income	(51)	—	(102)	—
NET OPERATING INCOME	$42,616	$32,925	$83,192	$64,514

Net operating income	$42,616	$32,925	$83,192	$64,514
Straight-line rent adjustments, net	(1,409)	(763)	(2,700)	(1,954)
Intangible amortization in rental income, net	2,215	1,509	4,280	3,019
CASH NET OPERATING INCOME	$43,422	$33,671	$84,772	$65,579

Cash net operating income	$43,422
Cash NOI from acquisitions’ timing	954
RUN RATE CASH NOI	$44,376

ADJUSTED EBITDA RECONCILIATION
Net loss	$(5,228)	$(2,666)	$(6,655)	$(2,645)
Intangible amortization in rental income, net	2,215	1,509	4,280	3,019
Termination income	(684)	—	(1,227)	(35)
Property acquisition costs	1,187	688	1,505	1,247
Depreciation and amortization	27,257	20,769	53,386	40,623
Interest income	(2)	(4)	(5)	(8)
Interest expense	8,933	5,813	16,943	11,479
Non-recurring other expenses	167	—	167	—
Loss on impairment	2,645	—	2,645	—
Gain on sale of rental property	—	—	—	(50)
Consultant services	—	2,839	—	2,839
ADJUSTED EBITDA	$36,490	$28,948	$71,039	$56,469

Adjusted EBITDA	$36,490
Adjusted EBITDA from acquisitions’ timing	1,023
RUN RATE ADJUSTED EBITDA	$37,513

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net loss	$(5,228)	$(2,666)	$(6,655)	$(2,645)
Rental property depreciation and amortization	27,213	20,727	53,300	40,544
Loss on impairment	2,645	—	2,645	—
Gain on sale of rental property	—	—	—	(50)
Funds from operations	$24,630	$18,061	$49,290	$37,849
Preferred stock dividends	(2,712)	(2,712)	(5,424)	(5,424)
Amount allocated to unvested restricted stockholders	(95)	(83)	(196)	(171)
Funds from operations attributable to common stockholders and unit holders	$21,823	$15,266	$43,670	$32,254

Funds from operations attributable to common stockholders and unit holders	$21,823	$15,266	$43,670	$32,254
Intangible amortization in rental income, net	2,215	1,509	4,280	3,019
Termination income	(684)	—	(1,227)	(35)
Property acquisition costs	1,187	688	1,505	1,247
Consultant services	—	2,839	—	2,839
Non-recurring other expenses	167	—	167	—
CORE FUNDS FROM OPERATIONS	$24,708	$20,302	$48,395	$39,324

Weighted average shares and units outstanding
Weighted average common shares	65,285,388	52,865,801	64,788,560	49,023,985
Weighted average restricted shares	286,280	267,659	288,269	273,626
Weighted average units	3,458,742	3,248,636	3,354,636	5,169,638
Weighted average shares and units outstanding - basic	69,030,410	56,382,096	68,431,465	54,467,249
Unvested outperformance plan	—	416,493	—	416,493
Weighted average shares and units outstanding - diluted	69,030,410	56,798,589	68,431,465	54,883,742
CORE FUNDS FROM OPERATIONS PER SHARE / UNIT - BASIC	$0.36	$0.36	$0.71	$0.72
CORE FUNDS FROM OPERATIONS PER SHARE / UNIT - DILUTED	$0.36	$0.36	$0.71	$0.72

ADJUSTED FUNDS FROM OPERATIONS RECONCILIATION
Core funds from operations	$24,708	$20,302	$48,395	$39,324
Add: non-rental property depreciation and amortization	44	42	86	79
Straight-line rent adjustments, net	(728)	(598)	(1,481)	(1,622)
Recurring capital expenditures	(324)	(396)	(336)	(414)
Lease renewal commissions and tenant improvements	(753)	(52)	(885)	(220)
Non-cash portion of interest expense	210	343	506	658
Non-cash compensation expense	1,900	1,007	3,747	2,098
ADJUSTED FUNDS FROM OPERATIONS	$25,057	$20,648	$50,032	$39,903

Non-GAAP Financial Measures and Other Definitions

Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA): Adjusted EBITDA represents Net Income (Loss) (computed in accordance with GAAP) before interest, tax, depreciation and amortization, property acquisition costs, gain on sales of rental property, and intangible amortization in rental income.  Adjusted EBITDA is deemed helpful to investors by the Company as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company’s industrial properties. The Company also uses this measure in ratios to compare its performance to that of its industry peers.

Annualized Adjusted EBITDA: We define Annualized Adjusted EBITDA as Adjusted EBITDA multiplied by four.

Annualized Adjusted Run Rate EBITDA: We define Annualized Adjusted Run Rate EBITDA as Annualized Adjusted EBITDA plus incremental Adjusted EBITDA on an annualized basis related to acquisitions acquired in each quarter for which a full quarter’s results were not reflected.

Annualized Base Rental Revenue: We define Annualized Base Rental Revenue as the monthly base cash rent for the applicable property or properties (which is different from rent calculated in accordance with GAAP for purposes of our financial statements), multiplied by 12. If a tenant is in a free rent period the annualized rent is calculated based on the first contractual monthly base rent amount multiplied by 12.

Capitalization Rate: The estimated weighted average stabilized cash capitalization rate was calculated by dividing the (i) Company’s estimate of year one net cash flow from the applicable property’s operations stabilized for occupancy, which does not include termination income, miscellaneous other income, credit loss, or vacancy loss, by (ii) the acquisition price, as defined by accounting principles generally accepted in the United States of America (“GAAP”). These capitalization rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2014.

Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO): FFO is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures.  The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year-over-year, captures trends in occupancy rates, rental rates and operating costs.  The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. Core FFO and AFFO are presented excluding property acquisition costs, lease termination income, intangible amortization in rental income, consulting services fees and non-recurring other expenses.  AFFO of the Company also excludes non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and deducts recurring capital expenditures and lease renewal commissions and tenant improvements.  The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company’s operating performance as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.

However, because FFO, Core FFO and AFFO exclude rental property depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor (as applicable) the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO, Core FFO and AFFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and the Company’s FFO, Core FFO and AFFO may not be comparable to such other REITs.  FFO, Core FFO and AFFO should not be used as a measure of the Company’s liquidity, and are not indicative of funds available for the Company’s cash needs, including its ability to pay dividends.

GAAP: U.S. generally accepted accounting principles.

Location Classification: We define primary markets as the 29 largest industrial metropolitan areas, which each have approximately 200 million or more in net rentable square footage.  We define secondary industrial markets as the markets which each have net rentable square footage ranging from approximately 25 million to approximately 200 million.  We define tertiary markets as markets with less than 25 million square feet of net rentable square footage.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: NOI is defined as Rental Income, including reimbursements, less Property Expenses and Real Estate Taxes, which excludes Depreciation, Amortization, General and Administrative expenses, Interest Expense, Interest Income, Corporate Sub-lease Rental Income, Asset Management Fee Income, Property Acquisition Costs, Offering Costs, Gain on Sales of Rental Property, and Other Expenses.

The Company defines Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income.

The Company defines Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions, less termination income, less Cash NOI from dispositions.

The Company considers NOI and Cash NOI to be appropriate supplemental performance measures because they reflect the operating performance of the Company’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property.  However, these measures should not be viewed as alternative measures of the Company’s financial performance since they exclude expenses which could materially impact the Company’s results of operations. Further, the Company’s NOI and Cash NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI and Cash NOI.

Renewal Lease: Renewal lease is defined as a lease signed by an existing tenant to extend the term for twelve months or more, including (1) a renewal of the same space as the current lease at lease expiration, (2) a renewal of only a portion of the current space at lease expiration and (3) an early renewal or workout, which ultimately does extend the original term for twelve months or more, but the renewal term commences before the lease expiration of their current lease.

Retention Rate: Retention rate is a percentage determined by taking renewal lease square footage commencing in the period divided by square feet of leases expiring in the period.  Neither the renewal leases nor leases expiring include Temporary Leases or License Agreements.

Temporary Leases/License Agreements: Temporary Lease/License Agreement defined as any lease that is signed for an initial term of less than twelve months; this includes short-term new leases and short-term renewal leases.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Source: STAG Industrial, Inc.

Contact:

STAG Industrial, Inc.

Matts Pinard, Vice President
617-226-4987

InvestorRelations@stagindustrial.com